                         Morgan Stanley Real Estate Fund
                          Item 77(O) 10F-3 Transactions
                         December 1, 2006 - May 31, 2007

Securi  Purch   Size   Offeri  Total   Amount    % of    % of
  ty     ase/    of      ng    Amount    of     Offeri  Funds   Broker  Purcha
Purcha  Trade  Offeri  Price     of    Shares     ng    Total     s       sed
  sed    Date    ng      of   Offerin  Purcha   Purcha  Assets           From
                       Shares    g       sed      sed
                                         By       By
                                        Fund     Fund
  AMB   2/28/    -    $58.78 $470,24   2,450    0.03%  0.09%     Banc    JPMorg
Property  07                   0,000                              of       an
 Corp                                                           Americ
                                                                  a
                                                                Securi
                                                                 ties
                                                                  LLC,
                                                                JPMorg
                                                                  an,
                                                                Morgan
                                                                Stanle
                                                                   y